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Parents and Subsidiaries of Registrant
                                                       State or Country
         Name of Company                               of Corporation

Wm. Wrigley Jr. Company..............................  Delaware
  Companies included in consolidation -- all 100%
  owned by Parent Company:
Northwestern Flavors, Inc. ..........................  Illinois
L.A. Dreyfus Company ................................  Delaware
Four-Ten Corporation ................................  Illinois
Amurol Confections Company ..........................  Illinois
Wrigley Enterprises, Inc. ...........................  Delaware
The Wrigley Company Pty. Limited ....................  Australia
Wrigley Austria Ges.m.b.H. ..........................  Austria
Wrigley Bulgaria EOOD ...............................  Bulgaria
Wrigley Canada ......................................  Canada
Wrigley (Cayman) Ltd. ...............................  Cayman Islands
Wrigley Chewing Gum Co. Ltd. ........................  People's Republic of China
Wrigley Taiwan, Limited .............................  Republic of China
Wrigley Zagreb d.o.o ................................  Croatia
Wrigley s.r.o. ......................................  Czech Republic
The Wrigley Company Limited .........................  England
Wrigley France SNC ..................................  France
Wrigley GmbH ........................................  Germany
Wrigley N.V. ........................................  Holland
The Wrigley Company (H.K.) Limited ..................  Hong Kong
Wrigley Hungaria, Kft ...............................  Hungary
Wrigley India Private Limited .......................  India
Wrigley Israel Ltd. .................................  Israel
Wrigley & Company Ltd., Japan .......................  Japan
The Wrigley Company (E.A.) Ltd. .....................  Kenya
The Wrigley Company (Malaysia) Sdn. Bhd. ............  Malaysia
The Wrigley Company (N.Z.) Limited ..................  New Zealand
Wrigley Philippines, Inc. ...........................  Philippines
Wrigley Poland Sp. zo.o. ............................  Poland
Wrigley Romania Produse Zaharoase SRL ...............  Romania
OOO Wrigley .........................................  Russia
Wrigley Slovakia, s.r.o. ............................  Slovakia
Wrigley d.o.o. ......................................  Slovenia
Wrigley Co., S.A. ...................................  Spain
Wrigley Gida Ticaret Limited Sirketi ................  Turkey
Wrigley Ukraine TzoV ................................  Ukraine
  Companies included in consolidation which are owned
  by wholly-owned associated companies of the Parent
  Company:
   100% owned by The Wrigley Company Limited, England-
     Wrigley Scandinavia AB..........................  Sweden
   100% owned by Wrigley Scandinavia, AB Sweden-
     OY Wrigley Scandinavia Ab.......................  Finland
     Wrigley Scandinavia AS..........................  Norway
   100% owned by The Wrigley Company Pty.
   Limited, Australia-
     The Wrigley Company (P.N.G.) Ltd................  Papua, New Guinea

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NOTE:  The list above excludes 100% owned subsidiaries which are primarily inactive and taken singly, or as a group, do not constitute significant subsidiaries.